CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-298509 on Form S-6 of our report dated October 13, 2026, relating to the financial statement of FT 13274, comprising Diversified Fixed Income ETF Portfolio, Series 69, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 13, 2026